UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2009

Sepracor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19410	22-2536587
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA		01752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On July 24, 2009, Sepracor Inc. (“Sepracor”) announced its financial results for the quarter ended June 30, 2009.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Effective January 1, 2009, Sepracor adopted FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”) and EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities) (“EITF 03-6-1”).  As required by these accounting pronouncements, Sepracor adjusted its previously reported financial statements to apply these changes for periods prior to January 1, 2009.  While adjusting its prior year financial statements for these new accounting pronouncements, Sepracor also adjusted its financial statements for immaterial corrections.  A detailed description of these adjustments and their impact on prior periods is located in Sepracor’s 8-K filed with the SEC on May 14, 2009.

In addition to providing financial measurements based on GAAP, Sepracor is providing additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The use of, and emphasis on, non-GAAP financial metrics are discouraged by governing regulatory agencies, and companies are required to explain why non-GAAP financial metrics are relevant to management and investors. Sepracor believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of its past performance and future prospects, consistent with how management measures and forecasts its performance, especially when comparing such results to previous periods or forecasts. Specifically with respect to the exclusion of amortization of intangible assets from GAAP net income, purchased intangible assets relate primarily to core and developed technology of acquired businesses. Sepracor considers these charges non-cash in nature and unrelated to its core operating performance, and use of this non-GAAP measure allows comparisons of operating results that are consistent over time for both Sepracor’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies. Sepracor’s management uses all of these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to Sepracor’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, Sepracor believes that investors are able to compare its GAAP results to those of other companies while also gaining a better understanding of Sepracor’s operating performance as evaluated by management.

Sepracor estimates its full year 2009 effective tax rate to be approximately 41%. However, Sepracor is currently utilizing its net operating loss (“NOL”) carryforwards, subject to certain restrictions, to offset its taxable income, which results in an estimated annual effective cash-basis tax rate of approximately 3%. Sepracor anticipates that this reduced tax rate will be utilized for all of 2009. Therefore, in the attached reconciliation of GAAP to non-GAAP measures, Sepracor has adjusted the GAAP income tax expense for the three and six months ended June 30, 2009 to reflect its estimated annual effective cash-basis tax rate.

Sepracor expects to continue to incur for the foreseeable future significant expenses similar to the non-GAAP adjustment for amortization of intangible assets described in the attached reconciliation of GAAP to non-GAAP measures, as well as imputed interest expense related to discounted future payments under license agreements, which are also excluded from GAAP net income. In addition, second quarter and first-half 2009 and 2008 results and 2009 EPS guidance are adjusted to exclude interest expense associated with Sepracor’s 0% convertible subordinated notes due 2024, or 2024 Notes, as required under FSP APB 14-1. Sepracor also expects to continue to incur this interest expense until the 2024 Notes are repaid in full as well as non-cash income tax expense until all of its NOLs are consumed, however it intends to exclude both of these items from GAAP net income. The exclusion of these items from Sepracor’s non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the material limitations in relying on these non-GAAP financial measures are that while amortization of intangible assets and GAAP income tax expense do not directly affect Sepracor’s current cash position, such expenses represent the declining value of technology and other intangible assets it has acquired over their respective expected economic lives, or, in the case of GAAP taxes expense, the decrement of its deferred tax assets. The expense associated with these adjustments is excluded from non-GAAP financial measures, and therefore the non-GAAP financial measures do not reflect the costs of acquired intangible assets or the reduction of Sepracor’s deferred tax assets. In addition, while the interest expense on Sepracor’s 2024 Notes and imputed interest expense related to license agreements that are excluded relate to non-cash interest charges and do not directly affect Sepracor’s current cash position, such amounts will eventually be paid by us as principal under the 2024 Notes and relevant license agreements, as the case may be, and are a necessary element of its costs and ability to generate profits. Therefore, any measure that excludes imputed interest expense, interest expense on Sepracor’s 2024 Notes and GAAP income tax expense has material limitations. Sepracor compensates for these limitations by using the non-GAAP measures that exclude associated amortization of intangible assets, GAAP income tax expense, imputed interest expense from discounted future payments under license agreements and interest expense on its 2024 Notes as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of its profitability and operating results.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1                 Press Release dated July 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: July 24, 2009	By:	/s/ Andrew I. Koven
Name: Andrew I. Koven
Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated July 24, 2009